Robert Hunt
101 East Beach Blvd.
Pass Christian, MS
USA, 39571

July 5, 2005

Encore Clean Energy, Inc.
Suite 610, 375 Water Street
Vancouver, BC, Canada V6B 5C6

Attention: Dan Hunter: Re: Hunt License Agreement with Encore Clean Energy, Inc.

Dear Dan,

Further to our recent discussions concerning clarification of the existing license agreement between Encore Clean Energy, Inc. and myself, I am writing to confirm the following:

1.

The $110,000 convertible note being issued by Encore to me, brings current to June 30, 2005 and pays out in full up to that date the licensing agreement of $20,000 a month less $10,000 received by me, in advanced royalties up to and including June 30, 2005.

2.

Moving forward, beginning July 1, 2005, the license agreement remains in effect from July 2005 to May 31, 2006. After May 31, 2006, the monthly advanced royalties increase to $30,000 per month. As an additional consideration to Robert D. Hunt for executing this agreement that extends the terms as contained herein in regard to bringing the existing license agreement current and as a means to allow Encore to pay Hunt in shares in lieu of cash payment in the event of insufficient working capital, the parties agree that either Robert D. Hunt or Encore shall have the right and option to convert the monthly sum of $20,000 payable to Robert Hunt into Encore shares at the rate of ten cents per share through May 31, 2006.

3.

Please convert $40,000 of this note into 400,000 common shares of Encore registered as follows: The Abell Foundation, 111 South Calvert Street, Suite 2300, Baltimore, Maryland 21202-6174, USA. Attention: Robert C. Embry Jr.

4.

Please convert $25,000 of this note into 250,000 common shares of Encore registered as follows: Robert J. Nicholson III, 501 Country Club Road, York, PA 17403. Bob’s Social Security Number is XXX-XX-XXXX.

5.

Please convert $1,000 of this note into 10,000 common shares of Encore registered as follows: Nancy McCellan Nicholson, 2230 Old Baltimore Pike, York, PA 17406. Nancy’s Social Security Number is XXX-XX-XXXX.

Please have this certificate sent directly from the transfer agent to The Abell Foundation. This letter can be used as an addendum to the agreement to clarify the current understanding between Encore and myself.

Sincerely,

/s/ Robert D. Hunt
Robert D. Hunt

Agreed:
Encore Clean Energy, Inc.

/s/ Dan Hunter
Dan Hunter - CEO